                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CARNEGIE GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                                      LOGO
--------------------------------------------------------------------------------

April 13, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Carnegie Group, Inc. to be held on Tuesday, May 12, 1998, at 10:00 a.m., at the corporate headquarters of Carnegie Group, Inc. at Five PPG Place, in Pittsburgh, Pennsylvania.

     The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement. We also plan to have demonstrations of selected Company technologies at the meeting to give you a better understanding of our software solutions.

     Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

     We look forward to seeing you on May 12, 1998.

                                          Sincerely,

                                          /s/ DENNIS YABLONSKY
                                          -------------------------------------
                                          Dennis Yablonsky
                                          President and Chief Executive Officer

                              CARNEGIE GROUP, INC.
                                 FIVE PPG PLACE
                         PITTSBURGH, PENNSYLVANIA 15222

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 12, 1998

                               ------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of Carnegie Group, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 12, 1998, at 10:00 a.m., local time, at the corporate headquarters of Carnegie Group, Inc. at Five PPG Place, in Pittsburgh, Pennsylvania 15222, for the following purposes:

          1. To elect one Class III director to serve for a term of three years and until his successor is duly elected and qualified;

          2. To ratify the selection of Price Waterhouse LLP, independent accountants, to audit the books and accounts of the Company for the year ending December 31, 1998; and

          3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on April 9, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the offices of the Company, Five PPG Place, Pittsburgh, Pennsylvania.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                           By order of the Board of Directors,

                                                     JOHN W. MANZETTI
                                          Executive Vice President and Secretary

Pittsburgh, Pennsylvania
April 13, 1998

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                              CARNEGIE GROUP, INC.
                                 FIVE PPG PLACE
                         PITTSBURGH, PENNSYLVANIA 15222

                                ---------------

                                PROXY STATEMENT

                                ---------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Carnegie Group, Inc., a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Tuesday, May 12, 1998, at 10:00 a.m., local time, at the corporate headquarters of Carnegie Group, Inc. at Five PPG Place, in Pittsburgh, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about April 13, 1998.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on April 9, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 6,532,036 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

     Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

QUORUM; VOTES REQUIRED

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Delaware law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Amended and Restated By-Laws, the nominee for election as director who receives the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

     The proposal to ratify the selection of Price Waterhouse LLP, independent accountants, to audit the books and accounts of the Company for the year ending December 31, 1998 requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will be counted as shares present at the Annual Meeting and will thus increase the minimum number of affirmative votes necessary to approve this proposal. Because they will not be recorded as votes in favor of such proposal, however, abstentions will have the effects of votes against such proposal. Broker non-votes with respect to the proposal will be treated as shares not capable of being voted on the proposal; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposal or on the outcome of voting on such proposal.

                              ELECTION OF DIRECTOR

     The Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The total number of directors constituting the Board is currently seven persons.

     Pursuant to the Company's Restated Certificate of Incorporation, the members of the Board are divided into three classes, designated Class I, Class II and Class III directors. Each class is to consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The term of the Class III directors, who are currently Jaime Carbonell and Tracie Muesing, expires at the Annual Meeting. Tracie Muesing will not stand for reelection at the Annual Meeting and has resigned from the Board effective May 11, 1998. The Board has determined to maintain the total number of directors at seven persons following such resignation and to fill the vacancy created by Ms. Muesing's resignation when and if a suitable candidate is located.

     Jaime Carbonell is the sole nominee for election this year for a three-year term expiring at the 2001 Annual Meeting. The proxies named in the enclosed proxy card intend to vote for the election of the nominee unless otherwise instructed. If a holder does not wish such holder's shares to be voted for the nominee, the holder must so indicate in the appropriate space provided on the proxy card. If the nominee becomes unable to serve, the proxies may vote for another person designated by the Board. The Company has no reason to believe the nominee will be unable to serve. The proxies cannot vote for a greater number of persons than the nominee named.

     Set forth below is certain information with regard to the nominee for election as Class III director and each continuing Class I and Class II Director.

                   NOMINEE FOR ELECTION AS CLASS III DIRECTOR

           NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
           ------------                          --------------------------------------
Jaime G. Carbonell, Ph.D..........    Dr. Carbonell is a co-founder of the Company and has served
  Age 44                              as a director since the Company's inception in 1983. Dr.
                                      Carbonell serves as a consultant in a scientific or
                                      engineering capacity from time to time on projects for the
                                      Company. Dr. Carbonell has been affiliated with Carnegie
                                      Mellon University since January 1979. He has been a
                                      Professor of Computer Science since July 1983 and the
                                      Director, Center for Machine Translation since July 1986 at
                                      Carnegie Mellon's School of Computer Science.

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

           NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
           ------------                          --------------------------------------
Dennis Yablonsky..................    Mr. Yablonsky has served as President and Chief Executive
  Age 45                              Officer and as a director of the Company since August 1987.
                                      Before joining the Company, Mr. Yablonsky was President and
                                      Chief Operating Officer of Cincom Systems of Cincinnati,
                                      Ohio, a privately-held company that markets software
                                      products to the manufacturing, government and academic
                                      markets.

Raj Reddy, Ph.D...................    Dr. Reddy is a co-founder of the Company and has served as a
  Age 60                              director since the Company's inception in 1983. Dr. Reddy
                                      serves as a consultant in a scientific or engineering
                                      capacity from time to time on projects for the Company. Dr.
                                      Reddy has served as Chairman of the Board since February
                                      1988. Dr. Reddy is Dean of the School of Computer Science
                                      and the Herbert A. Simon University Professor of Computer
                                      Science and Robotics at Carnegie Mellon University. Dr.
                                      Reddy joined Carnegie Mellon's Department of Computer
                                      Science in September 1969 and served as Director of the
                                      Robotics Institute from September 1979 to September 1992.
                                      Dr. Reddy is a member of the Board of Directors of Telxon
                                      Corporation, a director and Chairman of the Board of SEEC,
                                      Inc. and a member of the Technical Advisory Board of
                                      Microsoft Corporation.

Glen F. Chatfield.................    Mr. Chatfield has served as a director of the Company since
  Age 54                              May 1992. Mr. Chatfield was President of Chatfield
                                      Enterprises from April 1990 to November 1992, and has been
                                      President of Optimum Power Technology, Inc. since December
                                      1992, Chairman of Emprise Technologies, Inc. since December
                                      1992, and General Partner of CEO Venture Fund since January
                                      1986. He was a founder of Duquesne Systems, Inc., a
                                      predecessor of LEGENT Corporation.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

           NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
           ------------                          --------------------------------------
John W. Manzetti..................    Mr. Manzetti has served as Executive Vice President, Chief
  Age 50                              Financial Officer and Treasurer and as a director of the
                                      Company since February 1995. Prior to becoming an Executive
                                      Vice President, Mr. Manzetti served as Vice President,
                                      Finance and Administrative Services and Chief Financial
                                      Officer from October 1988 to February 1993, and as Vice
                                      President and Division Manager and Chief Financial Officer
                                      from February 1993 to February 1995. Mr. Manzetti has been
                                      Secretary since February 1989.

Mark S. Fox, Ph.D ................    Dr. Fox is a co-founder of the Company and has served as a
  Age 45                              director since the Company's inception in 1983. Dr. Fox
                                      serves as a consultant in a scientific or engineering
                                      capacity from time to time on projects for the Company. Dr.
                                      Fox has been Professor of Industrial Engineering with cross appointments in the Department of Computer Science and
                                      Faculty of Management at the University of Toronto since
                                      August 1991. Dr. Fox is founder, President and Chief
                                      Executive Officer of Fox-Novator Systems Ltd., a provider of electronic commerce software for the Internet/World Wide
                                      Web. Prior to August 1991, Dr. Fox was an Associate
                                      Professor of Computer Science and Robotics and Director of
                                      the Center for Integrated Manufacturing Systems at Carnegie
                                      Mellon University.

BOARD OF DIRECTORS AND COMMITTEES

     The Board met seven times during the year ended December 31, 1997. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

     The Audit Committee is responsible for nominating the Company's independent auditors for approval by the Board, reviewing the scope, results and costs of the audit with the Company's independent auditors, and reviewing the financial statements and accounting practices of the Company. The members of the Audit Committee are Dr. Reddy and Mr. Chatfield. The Audit Committee met once during 1997.

     The Compensation Committee is responsible for administering the Company's 1989 Stock Option Plan, its Long-Term Incentive Plan, its 1995 Stock Option Plan and its 1995 Employee Stock Purchase Plan, and for recommending other compensation decisions to the Board. The members of the Compensation Committee are Dr. Reddy, Mr. Chatfield and Ms. Muesing. The Compensation Committee met twice during 1997.

     No director attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which he or she served during the fiscal year ended December 31, 1997, other than Dr. Carbonell who attended 71% of such meetings.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected Price Waterhouse LLP to serve as the Company's independent accountants for the year ending December 31, 1998. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the selection of Price Waterhouse LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION
COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of certain executive officers (the "Named Executive Officers") of the Company for the years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL
                                                              COMPENSATION                    LONG-TERM
                                                   ----------------------------------    COMPENSATION AWARDS
                                                                         OTHER ANNUAL   SECURITIES UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR    SALARY     BONUS     COMPENSATION          OPTIONS
       ---------------------------          ----    ------     -----     ------------          -------
Dennis Yablonsky..........................  1997   $225,255   $ 12,000     $234,232(1)          10,000
  President and Chief Executive Officer     1996    217,506     30,000           --                 --
                                            1995    207,501     72,996           --             65,000

John W. Manzetti..........................  1997    177,501      9,000           --             10,000
  Executive Vice President, Chief           1996    167,505     25,000           --                 --
  Financial Officer,                        1995    157,506     49,496           --             45,000
  Treasurer and Secretary
Bruce D. Russell..........................  1997    188,508      9,000           --             10,000
  Senior Vice President                     1996    181,758     25,000           --                 --
                                            1995    171,756     49,496           --             45,000

---------

(1) Amount reimbursed for the payment of taxes incurred in connection with the exercise of options.

STOCK OPTIONS

     The Company currently maintains three stock option plans under which stock option awards may be made to eligible employees of the Company: the 1989 Stock Option Plan, the Long-Term Incentive Plan and the 1995 Stock Option Plan. The number of shares authorized to be issued under the 1995 Stock Option Plan, and the terms of outstanding stock options under the 1989 Stock Option Plan, the Long-Term Incentive Plan and the 1995 Stock Option Plan, may be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, reorganization, reclassification, recapitalization, stock split, combination, merger, consolidation or other relevant capitalization change. On September 8, 1995, the Board terminated the 1989 Stock Option Plan and the Long-Term Incentive Plan and directed that options which expire or terminate unexercised under the plans shall become available for award under the 1995 Stock Option Plan. As of March 31, 1998, the numbers of options granted and outstanding under the 1989 Stock Option Plan, the Long-Term Incentive Plan and the 1995 Stock Option Plan were 559,281, 372,999 and 726,500, respectively.

     The following table sets forth certain information with respect to options granted to each of the Named Executive Officers in the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                NUMBER OF     % OF TOTAL                               ANNUAL RATE OF STOCK
                               SECURITIES      OPTIONS                                PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO   EXERCISE OR                    OPTION TERM(4)
                                 OPTIONS      EMPLOYEES    BASE PRICE    EXPIRATION   ----------------------
            NAME              GRANTED(#)(1)    IN FY(2)     ($/SH)(3)       DATE        5%($)       10%($)
            ----              -------------    --------     ---------       ----        -----       ------
Dennis Yablonsky............     10,000          6.5%         $6.38       02/10/07     $40,123     $101,681
John W. Manzetti............     10,000          6.5%         $6.38       02/10/07     $40,123     $101,681
Bruce D. Russell............     10,000          6.5%         $6.38       02/10/07     $40,123     $101,681

---------

(1) The options granted are incentive stock options that become exercisable in increments of 25% per year beginning on the first anniversary of the date of grant.

(2) Based on an aggregate of 154,000 shares subject to options granted to employees during 1997.

(3) The exercise price per share equaled the fair market value of the Common Stock on the date of grant, based on the closing price of the Common Stock on the Nasdaq National Market as of such date.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The actual gains, if any, on the stock option exercise will depend on the future performance of the Common Stock, the optionee's continued employment through vesting periods and the date on which the options are exercised.

     The following table sets forth certain information with respect to the exercise of options by the Named Executive Officers in the last fiscal year and the value of options held by the Named Executive Officers on December 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS HELD AT FISCAL        IN-THE-MONEY OPTIONS AT
                                 SHARES                               YEAR-END(#)              FISCAL YEAR-END($)(2)
                              ACQUIRED ON        VALUE        ---------------------------   ---------------------------
            NAME              EXERCISE (#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ------------   --------------   -----------   -------------   -----------   -------------
Dennis Yablonsky............    108,000         726,300         289,316        77,684        $210,627        $59,373
John W. Manzetti............     40,000         170,000         117,316        67,684         109,377         59,373
Bruce D. Russell............         --              --         207,316        67,684         176,877         59,373

---------

(1) Represents the difference between the closing price per share of Common Stock on date of exercise as reported on the Nasdaq National Market and the exercise price of the options, multiplied by the number of shares of Common Stock issued upon exercise of the options. The value realized was determined without considering any taxes which may have been owed.

(2) Represents the difference between the closing price per share of Common Stock as reported on the Nasdaq National Market on December 31, 1997 ($2.94) and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options.

ARRANGEMENTS REGARDING TERMINATION OF EMPLOYMENT

     On August 11, 1987, the Company entered into an employment agreement with Mr. Yablonsky, its President and Chief Executive Officer, which continues in effect. The initial term of the employment agreement expired December 31, 1990, with the term thereafter being extended for successive one year periods unless either party gives written notice to the other not later than 90 days prior to the current expiration date of his or its desire not to extend the term. Under the agreement, the Company has agreed to use its best efforts to cause Mr. Yablonsky to be renominated and reelected to the Board at each election of directors of the Company which occurs prior to the expiration of the employment agreement. The agreement provides for the payment to Mr. Yablonsky of (i) a base salary to be reviewed annually by the Board and increased (but not decreased) if the Board (or a committee thereof) so determines and (ii) an annual performance bonus pursuant to an annual performance bonus plan administered by the Board and applicable to members of key management. For these purposes, Mr. Yablonsky's bonus is awarded pursuant to the Board's overall practice of setting performance goals and bonus compensation for individual executives. In addition, Mr. Yablonsky will participate on the same terms and conditions as all other employees in all employee benefit plans sponsored and maintained for all employees of the Company, and shall also participate in each other compensation plan, program or arrangement provided to management employees of the Company, on the same terms and conditions as such other management employees may participate. The agreement provides for at least 30 days' written notice of the Company's intention to terminate

Mr. Yablonsky's employment. If the Company terminates Mr. Yablonsky's employment under the agreement without "cause," the Company must pay Mr. Yablonsky (i) severance payments in the amount of his then annual base salary over a period of twelve months following termination and (ii) his prorated portion of any performance bonus in effect for such year, and must provide him with life, health and disability insurance benefits for such twelve-month period. All such payments and benefits will cease immediately upon the commencement of employment of Mr. Yablonsky by another employer. The agreement contains provisions intended to limit Mr. Yablonsky's use of confidential information of the Company both during his employment and thereafter.

     The Company has entered into Severance Agreements with each of Mr. Yablonsky, Dr. Russell and Mr. Manzetti. The Severance Agreement of each employee provides that if, on or after the date of a "Change in Control" (as defined below), the Company, for any reason, terminates the employee's employment or the employee resigns "for good reason" (as defined below), then the Company shall pay to the employee within five days following the date of termination or date of resignation: (i) the employee's salary and benefits through the termination date or resignation date, both as in effect on the date prior to the date of the Change in Control; and (ii) the amount of any bonus payable to the employee for the year in which the Change in Control occurred, prorated to take into account the number of days that have elapsed in such year prior to the termination date or the resignation date. In addition, during the "designated period" following the termination or resignation date, the Company shall continue to pay to the employee his annual salary, as in effect on the day prior to the date of the Change in Control, on the dates when such salary would have been payable, had the employee remained employed by the Company and shall continue to provide to the employee during such twelve-month period, at no cost to the employee, the benefits the employee was receiving on the day prior to the date of the Change in Control or benefits substantially similar thereto. The "designated period" is twenty-four months for Mr. Yablonsky, and eighteen months for each of Dr. Russell and Mr. Manzetti. The Severance Agreements also provide that in the event of a Change in Control, all options whether or not then exercisable shall vest and become fully exercisable beginning on the date of the Change in Control and shall continue to be exercisable for the remainder of the term applicable thereto, pursuant to the plan or agreement under which the options were granted.

     For purposes of the Severance Agreements, a "Change in Control" is deemed to occur upon any of the following events: (i) any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;
(ii) the individuals who as of the date of the Severance Agreements are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director will, for purposes of the Severance Agreements, be considered as a member of the Incumbent Board);
(iii) an agreement by the Company to consolidate or merge with any other entity pursuant to which the Company will not be the continuing or surviving corporation or pursuant to which shares of the Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of the Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of Common Stock of the surviving corporation immediately after the merger; (iv) an agreement of the Company to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions all or any material portion of the assets of the Company; (v) the adoption of any plan or proposal for a complete or partial liquidation or dissolution of the Company; or (vi) an agreement to sell more than 50% of the outstanding voting securities in one or a series of transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.

     The term "good reason" means: (i) a material diminution by the Company of the employee's title or responsibilities, as that title and those responsibilities existed on the day prior to the date of a Change in Control;
(ii) a material diminution by the Company in the employee's salary, benefits or incentive or other forms of compensation, all as in effect on the day prior to the date of a Change in Control; or (iii) any reassignment of the employee or relocation of the Company's principal executive offices outside of the greater Pittsburgh area.

     Mr. Yablonsky is party to a loan agreement with the Company dated September 11, 1997 pursuant to which the Company loaned Mr. Yablonsky the principal sum of $325,000. The loan agreement provides that, in the event that a "Change in Control" occurs, any remaining principal sum as of the date of such Change in Control, together will all accrued and unpaid interest under the loan agreement, shall be deemed to have been paid in full. See "Certain Transactions."

COMPENSATION OF DIRECTORS

     Directors do not receive compensation for serving as members of the Board or committees thereof or reimbursement of travel or other expenses relating to attendance at meetings of the Board of Directors or committees thereof.

     Upon his appointment to the Board in May 1992, Mr. Chatfield was granted options to purchase 4,000 shares of Common Stock at an exercise price of $1.65 per share, and in March 1995, Mr. Chatfield was granted options to purchase 2,000 shares of Common Stock at an exercise price of $4.65 per share. All of these stock options are subject to a vesting schedule, and unexercised options terminate 90 days after Mr. Chatfield ceases to be a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 1997 through December 31, 1997, the Compensation Committee of the Board consisted of Dr. Reddy, Mr. Chatfield and Ms. Muesing. The Compensation Committee is empowered to recommend to the Board compensation decisions for the Company's executive officers.

     Ms. Muesing is an officer of U S WEST Communications, Inc., a subsidiary of U S WEST, Inc. For a description of certain transactions between U S WEST Communications, Inc. and the Company, see "Certain Transactions."

                              CERTAIN TRANSACTIONS

     During 1997, the Company derived revenue of approximately $3.4 million from the provision of software services to U S WEST Communications, Inc. ("U S WEST"). The Company is a party to certain existing agreements pursuant to which it will provide software services to U S WEST in 1999. U S WEST is a subsidiary of U S WEST, Inc., which is a beneficial owner of more than 5% of the Company's Common Stock. Ms. Tracie Muesing, a director of the Company, is an officer of U S WEST. Ms. Muesing has resigned from the Board effective May 11, 1998.

     The Company and Carnegie Mellon University, through its Center for Machine Translation, are parties to a License and Affiliate Agreement dated January 31, 1991 (as amended, the "License Agreement") and a Subcontract Agreement dated February 1, 1991 (as amended, the "Subcontract Agreement"). Carnegie Mellon University's Center for Machine Translation is headed by Dr. Jaime Carbonell, a director and stockholder of the Company. Under the License Agreement, Carnegie Mellon University granted to the Company several perpetual, non-exclusive, worldwide licenses, some of which are royalty-bearing, to use and distribute certain base software. Also, pursuant to the License Agreement, the Company became an "affiliate" of the Center for Machine Translation entitled to certain "affiliate benefits," which include access to Center for Machine Translation personnel and computational resources, copies of technical reports, manuals and other publications produced by the Center for Machine Translation, and copies of any improvements, modifications, enhancements, revisions, translations, extensions, corrections and adaptations to such base software. The term of the License Agreement and the Subcontract agreement continued through December 31, 1997. Pursuant to the Subcontract Agreement, the Company engages Carnegie Mellon University, through its Center for Machine Translation, to perform certain software development services and to furnish certain deliverable items. All of the deliverables developed under the Subcontract Agreement belong exclusively to the Company. Expenses incurred under the Subcontract Agreement and the License Agreement were approximately $.4 million during 1997.

     On August 11, 1987, the Company and Dennis Yablonsky, a director and the Company's President and Chief Executive Officer, entered into a Signing Bonus Stock Option Agreement pursuant to which the Company granted to Mr. Yablonsky an option (the "Bonus Option") to purchase 108,000 shares of the Company's Common Stock. In connection with the payment of liabilities for income and employment taxes incurred upon the exercise of the Bonus Option on August 5, 1997, Mr. Yablonsky entered into a loan agreement with the Company pursuant to which the Company loaned Mr. Yablonsky the principal sum of $325,000. The principal sum bears interest compounded annually at the rate of 6.39% and shall be repaid on August 31, 2002. Mr. Yablonsky has the right at any time to prepay, without penalty or premium, all or part of the outstanding principal sum or any interest accrued thereon. In the event that a "Change in Control" occurs, any remaining principal sum as of the date of such change in control, together with all accrued and unpaid interest under the loan agreement, shall be deemed to have been paid in full. The largest amount outstanding under the loan agreement since September 11, 1997 was $325,000. As of April 2, 1998, the outstanding principal amount under the loan agreement was $325,000.

     On December 15, 1997, the Company and John Manzetti, a director and the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary, entered into a loan agreement pursuant to which the Company loaned Mr. Manzetti the principal sum of $250,000. The principal sum bears interest at the rate of 6.39% and shall be repaid on December 30, 1999. In the event that, prior to November 30, 1999, (i) Mr. Manzetti voluntarily terminates his employment with the Company or his employment is terminated by the Company for "cause" (as defined in the loan agreement), and (ii) there has been no "Change in Control," the loan shall be repaid thirty days following such termination. The loan is secured by a pledge to the Company of any shares of the Company's Common Stock acquired by Mr. Manzetti after December 15, 1997. The largest amount outstanding under the loan agreement since December 15, 1997 was $250,000. As of April 2, 1998, the outstanding principal amount under the loan agreement was $250,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1998 held by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, by each director and Named Executive Officer of the Company and by all directors and executive officers of the Company as a group (based on 6,528,036 shares of Common Stock outstanding as of such date).

                                                              SHARES OWNED BENEFICIALLY
                                                              -------------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER           PERCENT
            ------------------------------------               ------           -------
Ford Motor Company..........................................    560,000(1)        8.6%
  The American Road Dearborn, MI 48121
Raj Reddy...................................................    413,000(2)        6.3%
  c/o School of Computer Science Carnegie Mellon University
  Pittsburgh, PA 15213
Jaime G. Carbonell..........................................    393,200(3)        6.0%
  c/o School of Computer Science Carnegie Mellon University
  Pittsburgh, PA 15213
Mark S. Fox.................................................    372,776(4)        5.7%
  c/o Department of Industrial Engineering University of
  Toronto 4 Taddle Creek Road Toronto, Ontario Canada
U S WEST, Inc...............................................    400,000(5)        6.1%
  7800 East Orchard Road Englewood, CO 80111
Tracie A. Muesing...........................................    400,000(5)        6.1%
  c/o U S WEST Communications, Inc. 1801 California St.,
  52nd Floor Denver, CO 80202
Dennis Yablonsky............................................    416,544(6)        6.1%
  c/o Carnegie Group, Inc. Five PPG Place Pittsburgh, PA
  15222
Bruce D. Russell............................................    226,544(7)        3.4%
John W. Manzetti............................................    176,544(8)        2.6%
Glen F. Chatfield...........................................      5,000(7)          *
All directors and executive officers as a group (8
  persons)..................................................  2,403,608(9)       32.8%

---------
* Less than 1%

(1) Based in information contained in a Schedule 13G filed by Ford Motor Company with the Securities and Exchange Commission on February 14, 1996.

(2) Includes 40,000 shares issuable upon the exercise of options. Also includes 100,000 shares owned by Dr. Reddy's spouse and 200,000 shares held by Dr. Reddy's spouse as trustee for trusts for the benefit of Dr. Reddy's children. Dr. Reddy disclaims beneficial ownership of all 300,000 such shares.

(3) Includes 40,000 shares issuable upon the exercise of options. Also includes 21,200 shares held by Dr. Carbonell as custodian for his children under the Pennsylvania Uniform Gifts to Minors Act. Dr. Carbonell disclaims beneficial ownership of all 21,200 such shares.

(4) Includes 40,000 shares issuable upon the exercise of options. Also includes 1,100 shares owned by Dr. Fox's spouse and 1,100 shares held by Dr. Fox's spouse as custodian for his child under the Pennsylvania Uniform Gifts to Minors Act. Dr. Fox disclaims beneficial ownership of all 2,200 such shares.

(5) Based on information contained in a Schedule 13G filed by U S WEST, Inc. with the Securities and Exchange Commission on February 14, 1996. As U S WEST, Inc.'s representative in its dealings as a stockholder of the Company, Ms. Muesing has shared voting power with respect to such shares. Ms. Muesing has resigned from the Board effective May 11, 1998.

(6) Includes 308,544 shares issuable upon the exercise of options.

(7) Consists of shares issuable upon the exercise of options.

(8) Includes 136,544 shares issuable upon the exercise of options.

(9) Includes 796,632 shares issuable upon the exercise of options.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee determines compensation for all three of the Company's executive officers: Dennis Yablonsky, President and Chief Executive Officer; Bruce D. Russell, Executive Vice President and Chief Operating Officer; and John W. Manzetti, Executive Vice President, Chief Financial Officer and Treasurer.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that a significant portion of an executive's income should be based upon financial performance of the Company. In addition, compensation should reflect not only short-term performance but should also provide long-term incentives designed to tie the executive's economic return to the return of the Company's stockholders. Finally, the Committee believes that as a technology-based company, the Company must encourage and reward development of new technologies that contribute to the Company's growth.

COMPONENTS OF COMPENSATION

     The components of compensation for the Company's executive officers, which are designed to reflect the compensation philosophy, are addressed below:

     (a) Salary. The Company's salary policy is designed to provide salaries to its executives that have a modest competitive edge over the "market" for similar technology-based companies. Consideration is given to both general industry and computer services/software or high technology industry surveys to determine the appropriate level of salary increases. In addition, the Committee considers salary and other compensation provided by a group of comparable companies. For 1997, the Compensation Committee set salaries for the principal executive officers that represented increases ranging from 3.6% to 6.0% over their respective 1997 salaries.

     (b) Short-Term Incentive Compensation/Bonus Pool. The Company's senior management executive compensation program is designed to provide short term incentive bonuses for the achievement of specified performance goals. For 1997, the Compensation Committee approved the allocation of a specified dollar amount for each executive as an "A Pool" and a "B Pool." The amounts payable from each pool are based on the following performance criteria: corporate profit growth (50% of each pool), corporate revenue growth (25%), backlog (15%) and the creation of new technologies coupled with achievement of a specified level of revenue from continuing technology (10%). The A Pool is payable based on the extent to which target goals are achieved, while the B Pool is payable only if Company performance exceeds one or more of the target goals. To the extent an A Pool target is not met with respect to one performance criterion, a pro rata portion of the A Pool allocated to that criterion may be paid, but only if a minimum threshold is exceeded. In 1997, the profit growth and revenue growth levels and backlog were below the threshold and target amounts and the technology growth/revenues from continuing technology target was met. As a result, each of the principal executives received 20% of his total A Pool and 0% of his total B Pool.

     (c) Profit Sharing. All employees of the Company participate in the Company's profit sharing plan and receive an equal amount, regardless of their capacity with the Company. The amount distributed is based on a fixed formula related to pre-tax profits.

     (d) Long-Term Incentive Plan. In 1991, options were granted to all executive officers under the Carnegie Group, Inc. Long-Term Incentive Plan. The purpose of this stock option plan was to provide an incentive for the Company's key management employees to increase their ownership interest in the Company and to achieve long-term corporate objectives by exerting their efforts to accelerate the growth of revenue, profit and technology creation. To achieve this purpose, options were granted with vesting provisions that would not permit exercise for an extended period of time (nine to ten years), but with the opportunity to accelerate vesting based on the achievement of profit growth, revenue growth and technology creation coupled with specified revenue growth from continuing technology.

     Under the plan, an "Annual Available Pool" equal to one-fifth of the executive's options granted under the plan is used as a base amount for determining the number of shares underlying the option as to which vesting may be accelerated in a particular year. The base amount is multiplied by a percentage (the "Applicable Percentage") allocated to each of the profit growth, revenue growth and technology creation/revenues from continuing technology components. The Applicable Percentage ranges from zero to 150% and is based on a predetermined formula applied to the Company's performance in these areas. The product of the base amount and the Applicable Percentage is multiplied by a factor (the "Applicable Factor") of 50% in the case of the profit growth component, 30% in the case of the revenue growth component and 20% in the case of the technology creation/revenues from continuing technology component. The profit growth, revenue growth and technology creation/revenue from continuing technology components as adjusted by their respective Applicable Factors are added to determine the percentage of the "Annual Available Pool" subject to accelerated vesting. For 1997, based on the achievement of the technology/revenues from continuing technology goal, vesting equal to 20% of the pool was obtained. Accordingly, a number of shares equal to 20% of the shares in the "Annual Available Pool" qualified for accelerated vesting and become exercisable in equal increments over the following three year period. For example, in the case of Messrs. Yablonsky, Russell and Manzetti, each of whom had 24,000 shares in the "Annual Available Pool" (one fifth of the 360,000 shares underlying options initially granted to them under the plan), accelerated vesting was earned with respect to 4,800 shares, with 1,600 shares vesting in each of 1998, 1999 and 2000.

     (e) 1995 Stock Option Plan. As is the case with the Long-Term Incentive Plan, the 1995 Stock Option Plan is designed to provide incentive for the enhancement of stockholder value, since the full benefit of stock option grants typically is not realized unless there has been appreciation in per share values over several years. In connection with grants last year pursuant to the plan, the determination of the number of options to be granted was not based on any specific criteria. However, the committee determined that the grant of options in 1997 was appropriate in recognition of the contribution of the executive officers over the past several years and as an incentive to their continued contribution to the Company's success in future years.

1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Reference is made to the discussion above with respect to objective criteria applicable to compensation for executive officers, including Dennis Yablonsky, the Company's President and Chief Executive Officer.

     The Committee believes, based on the information discussed above under "Salary," that Mr. Yablonsky's salary in 1997, which reflected an increase of 3.6% over his 1996 salary, is consistent with the Committee's policy to provide a modest competitive edge over the "market" for similar technology-based companies.

     With regard to the senior management incentive compensation program, the percentage of the A Pool and B Pool paid to Mr. Yablonsky were the same as the percentages paid to the other principal executive officers. The dollar amount of Mr. Yablonsky's aggregate bonus pool was higher than the other principal executive officers, because Mr. Yablonsky's bonus pool reflects the level of his responsibilities as the Company's principal executive officer.

     Mr. Yablonsky's profit sharing payment and accelerated exercisable options under the Long-Term Incentive Plan were based upon the same factors applicable to the respective participants in those plans.

INTERNAL REVENUE CODE SECTION 162(m)

     The Committee reviewed the potential consequences of Section 162(m) of the Internal Revenue Code with respect to executive compensation. Section 162(m) imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the five most highly compensated executive officers. The Company does not anticipate that Section 162(m) will have an adverse effect on the Company in the short-term. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. In addition, the 1995 Stock Option Plan has been designed to qualify potential benefits under that plan as "performance based" compensation which may be excluded from the compensation used to determine the $1,000,000 limitation. Over the longer term, the Committee will continue to examine the effects of this tax provision and will monitor the level of compensation paid to the executive officers in order to ameliorate, to the extent possible, the potential adverse effects of Section 162(m).

     DR. RAJ REDDY            GLEN F. CHATFIELD           TRACIE A. MUESING

         COMPARISON OF CUMULATIVE TOTAL RETURN SINCE NOVEMBER 29, 1995

     The following graph shows the cumulative total stockholder return on the Common Stock from November 29, 1995 (the first day of trading of the Company's Common Stock upon its initial public offering) through December 31, 1997, as compared to the returns of the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Common Stock on November 29, 1995 and in the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Services Stock Index and assumes reinvestment of dividends.

                                                                                           Nasdaq
                                                                         Nasdaq         Computer and
                                                                        National            Data
                                                                         Market          Processing
               Measurement Period                     Carnegie         Composite          Services
             (Fiscal Year Covered)                  Group, Inc.          Index          Stock Index
November 29, 1995                                           100.00            100.00            100.00
December 31, 1995                                           102.63             99.62             98.09
1
December 31, 1996                                            73.68            122.53            121.04
December 31, 1997                                            30.92            150.36            148.70

                                NOVEMBER 29, 1995   DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1997
                                -----------------   -----------------   -----------------   -----------------
Carnegie Group, Inc.                 100.00              102.63               73.68               30.92
Nasdaq National Market
  Composite Index                    100.00               99.62              121.53              150.36
Nasdaq Computer and
  Data Processing Services
  Stock Index                        100.00               98.09              121.04              148.70

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Act, the Company's directors, officers, and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Securities and Exchange Commission (the "Commission"), within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, the Company believes that, during the year ended December 31, 1997, all such persons complied with all applicable filing requirements, other than Dennis Yablonsky, the Company's President and Chief Executive Officer, who filed late one report with respect to the exercise of an option to purchase 108,000 shares.

                 STOCKHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1999 Annual Meeting, stockholder proposals must be received by the Company no later than December 15, 1998 and must otherwise comply with the requirements of Rule 14a-8.

     The Company's Amended and Restated By-Laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders and of nominations for election as directors must be given to the Secretary of the Company not less than 60 days in advance of the date of the Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder's name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. The Company's Amended and Restated By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee's age, business address and residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder's name and address as they appear on the Company's books and the number of shares of Common Stock of the Company owned beneficially by such person. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

                                   FORM 10-K

     STOCKHOLDERS MAY OBTAIN A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: INVESTOR RELATIONS, CARNEGIE GROUP, INC., FIVE PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222.

PROXY

                              CARNEGIE GROUP, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

     The undersigned stockholder of Carnegie Group, Inc. (the "Company") hereby appoints Dennis Yablonsky and John W. Manzetti, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Carnegie Group, Inc., Corporate Offices, 5 PPG Place, Pittsburgh, Pennsylvania, on May 12, 1998, commencing at 10 a.m., local time, and at any adjournment or postponement thereof, as follows:


                (CONTINUED AND TO BE SIGNED, ON THE OTHER SIDE)


                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS CLASS III DIRECTOR LISTED AND FOR PROPOSAL 2.

                                                             Please mark
                                                             your votes as   [X]
                                                             indicated in
                                                             this example

PROPOSAL 1. Election of Class III Director

      FOR
    Nominee               WITHHOLD
Listed at Right          AUTHORITY

      [ ]                   [ ]

NOMINEE: Jaime G. Carbonell, Ph.D.

(To withhold authority to vote for the nominee, write the name of the nominee below.)

________________________________________________________________________________


PROPOSAL 2. To ratify the selection of Price Waterhouse LLP, independent accountants, to audit the books and accounts of the Company for the year ending December 31, 1998.

               FOR            AGAINST             ABSTAIN

               [ ]              [ ]                 [ ]


In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS CLASS III DIRECTORS OF THE NOMINEE LISTED AND "FOR" PROPOSAL 2.

Dated:_________________________________, 1998

_____________________________________________
Signature of Stockholder

_____________________________________________
Signature of Stockholder

NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signing as a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the names of two (2) or more persons, all such persons should sign.

IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.


                              FOLD AND DETACH HERE